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                                                          2929 California Street
                                                      Torrance, California 90503
                                                               Tel. 310.212.7910
                                                               Fax. 310.212.6315
                                                                    800.890.9988
(MPA LOGO)                                                 www.motorcarparts.com


FOR IMMEDIATE RELEASE


MOTORCAR PARTS OF AMERICA, INC. ANNOUNCES INTENT TO ACCOUNT FOR REVENUES NET OF
 CORES AND TO DELAY FILING SEPTEMBER 30, 2004 FORM 10-Q; MPA ALSO ANNOUNCES NET
                    INCOME FOR SECOND QUARTER OF FISCAL 2005

LOS ANGELES, CA., NOVEMBER 16, 2004 -- Motorcar Parts of America, Inc. ("MPA") (OTC: MPAA.PK), a leading provider of remanufactured starters and alternators for the automotive aftermarket, announced today that it intends to account for revenues and cost of sales net of core values. Accordingly, as MPA intends to reissue its annual report for the fiscal year ended March 31, 2004 and its quarterly report for the three-month period ended June 30, 2004, those statements should no longer be relied upon.

Selwyn Joffe, MPA's President and Chief Executive Officer, noted "Net accounting for cores is not expected to have any impact on MPA's previously reported gross profit, operating profit, net income or cash flow from operations. This change will result in a material decrease in our previously reported net revenues and a corresponding decrease in cost of sales."

MPA also announced that it did not file its Quarterly Report on Form 10-Q for the period ended September 30, 2004 by the November 15, 2004 filing deadline. Accordingly, MPA will file a notification of late filing on Form 12b-25 with the Securities and Exchange Commission with respect to this Form 10-Q. MPA expects to file the Form 10-Q for the period ended September 30, 2004, reflecting net accounting for cores, no later than November 22, 2004.

NET INCOME

At the same time, MPA announced that its net income for the three months ended September 30, 2004 was $2,001,000, or $.23 per fully diluted share, as compared to $1,898,000, or $.23 per fully diluted share, for the three months ended September 30, 2003. MPA also announced that its net income for the six months ended September 30, 2004, was $2,092,000, or $.24 per fully diluted share, as compared to $2,578,000, or $.32 per fully diluted share, for the six months ended September 30, 2003. The change to net accounting for cores did not have an impact on net income for any of these periods.


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BASIS FOR CHANGE

MPA's review of its accounting policies was precipitated in part by comments that MPA received from the Securities and Exchange Commission's Division of Corporation Finance in connection with the SEC's review of financial information contained in prior periodic report filings. MPA's intention to adopt net accounting for cores is its interpretation of the better conclusion in the application of generally accepted accounting principles ("GAAP"). Core charges typically account for approximately 40% of the amount MPA charges its customers upon the sale of a remanufactured alternator or starter.

MPA also stated that it is possible it may make additional changes as management completes its review of MPA's previously filed periodic reports and the SEC continues its review of these periodic reports.

EXPECTED TIMING OF FORM 10-K/A AND FORM 10-Q/A

The Company expects to make the required Form 10-K/A and Forms 10-Q/A filings on or before December 15, 2004. However, no assurance can be given that these filings will be made at those times.


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ABOUT MPA
Motorcar Parts of America, Inc. (MPA), is a leading manufacturer of replacement alternators and starters for imported and domestic cars and light trucks in the United States and Canada. MPA has facilities in the United States in Torrance, California, Nashville, Tennessee, and Charlotte, North Carolina, as well as overseas in Singapore and Malaysia. The company websites are located at www.motorcarparts.com and www.quality-built.com.

Disclosure Regarding Private Securities Litigation Reform Act of 1995:

This press release may contain certain forward-looking statements with respect to the future performance of the Company that involve risks and uncertainties. Various factors could cause actual results to differ materially from those projected in such statements. The financial results for the second quarter of Fiscal 2005 contained above and the impact of the anticipated restatement on prior periods' financial results are based upon preliminary information and are subject to change. These factors include, but are not limited to, the Company's ability to timely finalize its interim financial statements for the quarter ended September 30, 2004, as anticipated, the concentration of sales to certain customers, changes in the Company's relationship with any of its customers, including the increasing customer pressure for lower prices and more favorable payment terms, our failure to meet the financial covenants or the other obligations set forth in our bank credit agreement and the bank's refusal to waive any such defaults, the potential for changes in consumer spending, increases in interest rates, changes in the financial condition of any of our major customers, consumer preferences and general economic conditions, increased competition in the automotive parts remanufacturing industry, unforeseen increases in operating costs and other factors discussed herein and in the Company's filings with the Securities and Exchange Commission.

   For more information, contact:   Selwyn Joffe
                                    Chairman, President & CEO
                                    MOTORCAR PARTS OF AMERICA, INC.
                                    (310) 972-4005

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